Exhibit 99.1

Contacts:	For Media:	Randy Clerihue	Dan Perullo
		(212) 578-5061	(267) 330-0000
		MetLife	Logan Circle Partners

John Calagna
(212) 578-6252
MetLife

	For Investors:	John Hall
(212) 578-7888
MetLife

METLIFE TO ACQUIRE LOGAN CIRCLE PARTNERS, L.P.

Adds Seasoned Team with Strong Track Record in Fixed Income

Significant Milestone Furthering MetLife’s Enterprise Strategy

NEW YORK and PHILADELPHIA, July 7, 2017 – MetLife, Inc. (NYSE: MET) (“MetLife”) and Fortress Investment Group LLC (NYSE: FIG) (“Fortress”) today announced a definitive agreement for MetLife to acquire Logan Circle Partners, L.P., Fortress’ traditional fixed income asset management business, for approximately $250 million in cash. Following the anticipated separation of Brighthouse Financial next month and assuming the closing of the Logan Circle Partners acquisition, MetLife’s Investment Management business (MIM) would have more than $560 billion in total assets under management, of which more than $140 billion would be managed on behalf of third parties.

Logan Circle Partners is a fundamental research-based investment manager providing institutional clients actively managed investment solutions across a broad spectrum of fixed income strategies. The Logan Circle Partners senior investment team has on average more than 20 years of investment management experience and has been working together since 2000. The firm has more than 100 institutional clients and more than $33 billion in assets under management as of March 31, 2017. Logan Circle Partners shares MetLife’s focus on investment performance, client service, and risk management.

“This transaction is directly aligned with our enterprise strategy to deliver value by focusing on businesses with strong risk-adjusted internal rates of returns, low capital intensity and sustainable cash flows,” said Steven A. Kandarian, chairman, president and CEO, MetLife, Inc. “Logan Circle Partners will bring a talented team with a track record of outperformance and an established consultant distribution platform to our Investment Management business. We are delighted to welcome the Logan Circle Partners team to MetLife.”

Steven J. Goulart, executive vice president and chief investment officer, MetLife, Inc., added, “Logan Circle Partners has built a strong, scalable, fee-based asset management business, driven by idea generation and an investment process that has delivered superior performance for its institutional clients. Joining Logan Circle Partners with MetLife’s Investment Management business will enable us to offer our domestic and international clients a broader set of investment solutions and will significantly enhance our reach in the consultant distribution channel. We will also benefit from a significant increase in scale by combining Logan Circle Partners with our fixed income platform.”

Jude T. Driscoll, Logan Circle Partners founder, chief executive officer and chief investment officer, said, “We are excited to join MetLife and believe our collective resources across the fixed income spectrum will enable us to enhance our best-in-class investment management and client service capabilities. Our team’s core focus and objectives will remain unchanged—delivering returns through research-driven portfolios built on in-depth fundamental research. This is an ideal combination for our investors and our team.”

Transaction Details

Under the terms of the agreement, MetLife will acquire 100 percent of Fortress’ ownership stake in Logan Circle Partners.

This transaction will not impact MetLife’s existing $3 billion repurchase authorization, which is expected to be completed by year-end 2017.

The transaction is subject to customary closing conditions and regulatory approvals, and is expected to close in the third quarter of 2017.

Moelis & Company LLC served as financial advisor and Morgan, Lewis & Bockius LLP served as legal counsel to MetLife. BofA Merrill Lynch served as financial advisor and Skadden, Arps, Slate, Meagher & Flom LLP served as legal counsel to the seller.

About MetLife

MetLife, Inc. (NYSE: MET), through its subsidiaries and affiliates (“MetLife”), is one of the largest life insurance companies in the world. Founded in 1868, MetLife is a global provider of life insurance, annuities, employee benefits and asset management. Serving approximately 100 million customers, MetLife has operations in nearly 50 countries and holds leading market positions in the United States, Japan, Latin America, Asia, Europe and the Middle East. For more information, visit www.metlife.com.

About Logan Circle Partners

Logan Circle Partners is an institutionally-focused, fundamental research-based investment manager providing clients actively managed investment solutions across a broad spectrum of fixed income strategies. The Logan Circle Partners senior investment team has on average more than 20 years of investment management experience and has been working together since 2000. The firm serves more than 100 institutional clients and had more than $33 billion in assets under management as of March 31, 2017. For more information regarding Logan Circle Partners, please visit www.logancirclepartners.com.

Forward-Looking Statements

This news release may contain or incorporate by reference information that includes or is based upon forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give expectations or forecasts of future events. These statements can be identified by the fact that they do not relate strictly to historical or current facts. They use words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “will,” “following,” and other words and terms of similar meaning, or are tied to future periods, in connection with a discussion of future operating or financial performance. In particular, these include statements relating to future actions, prospective services or products, future performance or results of current and anticipated services or products, sales efforts, expenses, the outcome of contingencies such as legal proceedings, trends in operations and financial results.

Any or all forward-looking statements may turn out to be wrong. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties. Many such factors will be important in determining the actual future results of MetLife, Inc., its subsidiaries and affiliates. These statements are based on current expectations and the current economic environment. They involve a number of risks and uncertainties that are difficult to predict. These statements are not guarantees of future performance. Actual results could differ materially from those expressed or implied in the forward-looking statements. Risks, uncertainties, and other factors that might cause such differences include the risks, uncertainties and other factors identified in MetLife, Inc.’s most recent Annual Report on Form 10-K (the “Annual Report”) filed with the U.S. Securities and Exchange Commission (the “SEC”), any Quarterly Reports on Form 10-Q filed by MetLife, Inc. with the SEC after the date of the Annual Report under the captions “Note Regarding Forward-Looking Statements” and “Risk Factors,” and other filings MetLife, Inc. makes with the SEC. MetLife, Inc. does not undertake any obligation to publicly correct or update any forward-looking statement if MetLife, Inc. later becomes aware that such statement is not likely to be achieved. Please consult any further disclosures MetLife, Inc. makes on related subjects in reports to the SEC.

Explanatory Note on Non-GAAP Financial Information

MetLife Combined Managed Assets (as defined below) is a financial measure based on methodologies other than accounting principles generally accepted in the United States of America (“GAAP”). “MetLife Combined Managed Assets” include at estimated fair value (i) actively-managed general account assets (“Managed Assets”), (ii) passive-indexed insurance company separate account assets, and (iii) non-proprietary assets managed on behalf of unaffiliated investors. Managed Assets exclude assets such as policy loans, other invested assets, mortgage loans held-for-sale, and commercial mortgage loans held by consolidated securitization entities, as substantially all of those assets are not actively managed in MetLife’s general account investment portfolio. Fair value option securities are also excluded as this amount is primarily comprised of contractholder-directed unit-linked investments, where the contractholder, and not MetLife, directs the investment of these funds. Mortgage loans and certain real estate investments have also been adjusted from carrying value to estimated fair value. Passive-indexed insurance company separate account assets represent separate account assets of the MetLife insurance companies which are included in MetLife, Inc.’s consolidated financial statements at estimated fair value. Non-proprietary assets managed on behalf of unaffiliated investors include investment grade and below investment grade corporates, mortgage loans and real estate equity, all of which are at estimated fair value but are excluded from MetLife, Inc.’s consolidated financial statements. MetLife believes the use of MetLife Combined Managed Assets enhances the understanding of the depth and breadth of its investment management services both on behalf of its general account investment portfolio, separate accounts and unaffiliated investors. A reconciliation of Total Investments to Managed Assets and MetLife Combined Managed Assets is set forth below. Additional information about MetLife’s investments is available in MetLife, Inc.’s Quarterly Financial Supplement for the quarter ended March 31, 2017 and MetLife, Inc.’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2017, each of which may be accessed through MetLife, Inc.’s Investor Relations Web page at http://investor.metlife.com. MetLife Combined Managed Assets and Managed Assets are non-GAAP financial measures and should not be viewed as substitutes for Total Investments, the most directly comparable GAAP measure.

3/31/2017
($ in billions)
Total Investments (1)	$506.9
Plus Cash and Cash Equivalents	17.4
Plus Fair Value Adjustments	6.6
Less Commercial Mortgage Loans held by Consolidated Securitization Entities	0.1
Less Policy Loans	11.1
Less Other Invested Assets	19.7
Less Mortgage Loans Held-For-Sale	—
Less Fair Value Option Securities	14.4
Managed Assets	$485.6
Plus Passive-Indexed Separate Account Assets (1)	28.0
Plus Non-Proprietary Assets managed on behalf of Unafilliated Investors	16.1
MetLife Combined Managed Assets	$529.7
Plus additional assets under management (2)	33.7
Total	$563.4

(1)	Includes $79.7 billion of general account investments and $12.6 billion of separate account investments managed by MetLife on behalf of Brighthouse Financial, Inc. upon its anticipated separation.

(2)	Represents assets under management by Logan Circle Partners, L.P. as reported in the Fortress Investment Group LLC (“Fortress”) March 31, 2017 Form 10-Q filed with the Securities and Exchange Commission. Assets under management as measured by Fortress refers to the management fee paying assets it manages or co-manages, including, as applicable, capital it has the right to call from its investors pursuant to their capital commitments to various funds. In addition, AUM includes management fee paying assets managed by autonomous businesses in which it retains a minority interest. Fortress’ AUM equals the sum of:

(i)	the capital commitments or invested capital (or net asset value, “NAV,” if lower) of its private equity funds and credit private equity funds, depending on which measure management fees are being calculated upon at a given point in time, which in connection with certain private equity funds includes the mark-to-market value of certain public securities held within the funds,

(ii)	the contributed capital or book equity (as defined) of its publicly traded permanent capital vehicles,

(iii)	the NAV of its hedge funds, including the Value Recovery Funds which pay fees based on realizations;

(iv)	the NAV or fair value of its managed accounts, to the extent management fees are charged; and

(v)	AUM of the funds related to the affiliated manager and co-managed funds.

For each of the above, the amounts exclude assets under management for which Fortress charges either no or nominal fees, generally related to its investments in its funds as well as investments in its funds by its principals, directors and employees.

Fortress’ calculation of AUM may differ from the calculations of other asset managers and, as a result, this measure may not be comparable to similar measures presented by other asset managers. Its definition of AUM is not based on any definition of assets under management contained in its operating agreement or in any of its Fortress Fund management agreements. Finally, its calculation of AUM differs from the manner in which its affiliates registered with the United States Securities and Exchange Commission report “Regulatory Assets Under Management” on Form ADV and Form PF in various ways.